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                                                                    EXHIBIT 23.1




CONSENT OF INDEPENDENT AUDITORS


We hereby consent to inclusion in this current Report on Form 8K of SiVault Systems, Inc. (formerly Security Biometrics, Inc.; the "Registrant") of our independent auditors' report dated February 4, 2005 relating to the financial statements of Viaquo Corporation for the years ended December 31, 2003 and 2002 (the "Report").


New York, New York                              /s/ Miller Ellin & Company, LLP
February 24, 2005                               -------------------------------
                                                CERTIFIED PUBLIC ACCOUNTANTS